The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated [●], 2016	Filed Pursuant to Rule 424(b)(5)
Preliminary Prospectus Supplement to the Prospectus dated August 20, 2014	Registration Statement No. 333-188984

The Bank of Nova Scotia

__________________________

U.S.$[●] [●]% Covered Bonds Due [●], 20[●]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

Scotiabank Covered Bond Guarantor Limited Partnership

__________________________

We will pay interest on the [●]% covered bonds due [●], 20[●] semi-annually on [●] and [●] of each year. We will make the first interest payment on the covered bonds on [●], 2016. The covered bonds will mature on [●], 20[●]. The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of The Bank of Nova Scotia (the “Bank”) and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country. The covered bonds are unconditionally and irrevocably guaranteed as to payments by Scotiabank Covered Bond Guarantor Limited Partnership as described in the prospectus. We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds—Redemption for taxation reasons” and “Terms and Conditions of the Covered Bonds—Redemption due to illegality or invalidity” in the prospectus, we may not redeem the covered bonds prior to their maturity. There is no sinking fund for the covered bonds.

Investing in the covered bonds involves a number of risks. See “Risk Factors” beginning on page 22 of the accompanying prospectus dated August 20, 2014.

	Per $1,000 Covered Bond	Total

Public offering price (1)	U.S.$[●]	U.S.$[●]

Underwriting commissions	U.S.$[●]	U.S.$[●]

Proceeds, before expenses, to The Bank of Nova Scotia	U.S.$[●]	U.S.$[●]

_____________

(1)	The price to the public also will include interest accrued on the covered bonds after [●], 2016, if any.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services, Inc., Euroclear and Clearstream, Luxembourg) on or about [●], 2016 against payment in immediately available funds.

This preliminary prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The covered bonds described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation.

THE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CANADA MORTGAGE AND HOUSING CORPORATION (“CMHC”) NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THE COVERED BONDS ARE NEITHER INSURED NOR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Program Arrangers

Barclays	Scotiabank

Joint Lead Managers

BofA Merrill Lynch	Scotiabank	HSBC	J.P. Morgan	UBS Investment Bank

Co-Managers

[●]	[●]	[●]	[●]	[●]

Prospectus Supplement dated [●], 2016

WHERE YOU CAN FIND MORE INFORMATION

Additional information with respect to the Bank, the Guarantor, the Portfolio and certain other matters, together with copies of each of the Transaction Documents and the Investor Reports filed by the Bank from time to time, is also available on the Bank’s website at http://www.scotiabank.com/ca/en/0,,7073,00.html and through CMHC’s covered bond registry at http://www.cmhc-schl.gc.ca/coveredbonds. Information on or accessible through the Bank’s website or CMHC’s covered bond registry does not form part of this prospectus and should not be relied upon. All Internet references in this prospectus supplement and the accompanying prospectus are inactive textual references and the Bank does not incorporate website contents into this prospectus supplement and the accompanying prospectus.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This preliminary prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this preliminary prospectus supplement and the accompanying prospectus, the terms contained in this preliminary prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under “Risk Factors” beginning on page 22 of the accompanying prospectus.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this preliminary prospectus supplement, unless the context otherwise indicates, the “Bank” means The Bank of Nova Scotia and “Guarantor” means Scotiabank Covered Bond Guarantor Limited Partnership, and “we,” “us” or “our” means the Bank and Guarantor collectively. In this preliminary prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

Bank:	The Bank of Nova Scotia
Guarantor:	Scotiabank Covered Bond Guarantor Limited Partnership
U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of Nova Scotia - New York Agency, acting through its office located at 250 Vesey Street, New York, New York 10281
Specified Currency:	U.S. dollars (“U.S.$”)
(Condition 1.10)
Aggregate Principal Amount:	U.S.$ [●]
Series:	CBL14
Issue Price:	[●] percent of the Aggregate Principal Amount

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Specified Denominations:	U.S.$1,000
(Condition 1.08 or 1.09)
Calculation Amount:	U.S.$1,000
Issue Date:	[●], 2016
Interest Commencement Date:	[●], 2016
Final Maturity Date:	[●], 20[●]
Extended Due for Payment Date:	[●], 20[●]
Interest Rate Basis:

[[●]% Fixed Rate payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date]

[If applicable, 1-month USD LIBOR +[●] bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date]

Redemption/Payment Basis:	Redemption at par
Outstanding Series of Covered Bonds under the Program:

CBL1 (EUR1,000,000,000 1.000% Covered Bonds due April 2, 2019);

CBL2 (U.S.$1,500,000,000 2.125% Covered Bonds due September 11, 2019);

CBL3 (EUR1,500,000,000 0.750% Covered Bonds due September 17, 2021);

CBL4 (EUR1,250,000,000 0.250% Covered Bonds due November 2, 2017);

CBL5 (GBP550,000,000 Floating Rate Covered Bonds due November 2, 2017);

CBL6 (AUD600,000,000 Floating Rate Covered Bonds due January 21, 2020);

CBL7 (U.S.$1,400,000,000 1.850% Covered Bonds due April 14, 2020);

CBL8 (EUR1,250,000,000 0.500% Covered Bonds due July 23, 2020);

CBL9 (GBP400,000,000 Floating Rate Covered Bonds due August 7, 2018);

CBL10 (EUR188,000,000 1.637% Covered Bonds due September 28, 2035);

CBL11 (GBP400,000,000 Floating Rate Covered Bonds due January 14, 2019);

CBL12 (EUR1,500,000,000 0.100% Covered Bonds due January 21, 2019); and

CBL13 (EUR750,000,000 0.375% Covered Bonds due March 10, 2023)

The Portfolio:

The assets in the “Portfolio” consist primarily of first lien Canadian residential mortgage loans and their related security interest in residential property, cash and in some cases certain Substitute Assets up to a certain threshold amount. As required by the CMHC Guide, the Portfolio does not include any Loans that are insured by a Prohibited Insurer. See “Summary of the Principal Documents—Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this preliminary prospectus supplement. As of the date of this preliminary prospectus supplement, the Guarantor does not own any Substitute Assets

Status of the Covered Bonds:	The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all

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deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law
Status of the Guarantee:	Secured with recourse to certain assets of the Guarantor, including the Portfolio and any Excess Proceeds
Regulatory Maximum for Covered Bond Issuances:	Upon the issuance of the covered bonds, the Bank will have issued and have outstanding covered bonds which represent [●]% of the OSFI Total Assets of the Bank as of the date hereof. The aggregate outstanding principal balance of all covered bonds issued by the Bank at any time is subject to a maximum of 4% of the OSFI Total Assets of the Bank
Asset Percentage:	As of the date of this preliminary prospectus supplement, the Asset Percentage is 93.00%. The current maximum Asset Percentage is 95.00%
Branch of Account:	The main branch of the Bank in Toronto (located at its executive offices) will take the deposits evidenced by the covered bonds but without prejudice to the provisions of Condition 9 (Events of Default, Acceleration and Enforcement).
Servicer Replacement Ratings:	The Servicer represents and warrants to the Seller, the Cash Manager, the Bond Trustee and the Guarantor that the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default ratings) of the Servicer are rated by each of the Rating Agencies at ratings that are at or above the threshold ratings of (i) Baa2 (in respect of Moody’s), (ii) F2 (in respect of Fitch), and (iii) either BBB (low) or R-1 (middle) (in respect of DBRS) (the “Servicer Replacement Ratings”). The foregoing definition of “Servicer Replacement Ratings” supersedes and replaces in its entirety the definition of “Servicer Replacement Ratings” found on page 143 of the accompanying Prospectus.

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

Fixed Rate Covered Bond Provisions (Condition 5.12)	[Applicable]
Rate of Interest:	[●]% per annum payable semi-annually in arrears
Interest Payment Date:	[●] and [●] in each year up to and including the Final Maturity Date
Fixed Coupon Amount:	U.S.$[●] per Calculation Amount
Broken Amount(s):	[Not Applicable] / [$[●] per Calculation Amount, payable on the Interest Payment Date falling on [●], 20[●]]
Day Count Basis:	30/360
Other terms relating to the method of calculating interest for fixed rate covered bonds:	Not Applicable
Business Day Convention:	Following Business Day Convention (unadjusted)
Business Day(s):	New York and Toronto

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PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE, IF APPLICABLE
Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date
Interest Period(s):	The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date
Specified Interest Payment Dates:	If applicable, after the Final Maturity Date, the [●] day of each month
Calculation Agent:	The Bank, acting through its office located at 201 Bishopsgate, London EC2M 3NS
Business Day Convention:	Modified Following Business Day Convention (adjusted)
Business Day(s):	New York and Toronto
Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
Reference Rate:	1 month USD LIBOR
Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period
Relevant Screen Page:	Reuters Screen Page LIBOR01
Relevant Time:	11:00 A.M. (London time)
Reference Banks:	Has the meaning given in the ISDA Definitions
Day Count Basis:	Actual/360
Margin(s):	+[●] bps per annum
Maximum Rate of Interest:	60% per annum
PROVISIONS RELATING TO REDEMPTION
Early Redemption Amount:	U.S.$1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS
Covered Bond Swap Rate:	1-month CAD-BA-CDOR plus [●]%
DISTRIBUTION
Dealers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities plc, UBS Securities LLC
Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this preliminary prospectus supplement
CUSIP:	[●]
ISIN:	[●]
Common Code:	[●]
Listing:	The covered bonds will not be listed on any securities exchange

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DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country.

The aggregate principal amount of the covered bonds is U.S.$[●]. The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof. The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds semi-annually on [●] and [●] of each year. We will make the first interest payment on the covered bonds on [●], 2016.

Guarantee

Pursuant to the covered bond guarantee (the “Covered Bond Guarantee”), the Guarantor has irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts on the covered bonds in accordance with the Trust Deed.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company. See “Ownership and Book-Entry” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to the Bank relates only to the initial issuance and sale of your covered bonds. If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

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Final Maturity Date

The Final Maturity Date is or will be [●], 20[●]. The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 (Redemption and Purchase) under the “Terms and Conditions of the Covered Bonds” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” and the terms appearing in the first four paragraphs under the caption “—Payment of Additional Amounts” in this preliminary prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company. See “Terms and Conditions” in the accompanying prospectus.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 117-118, the Covered Bond Guarantee is secured by the pledge of certain assets of the Guarantor, which include the Portfolio and any Excess Proceeds, to the Bond Trustee under the Security Agreement. Statistical information about the Portfolio as of March 31, 2016 is set forth in Annex A. Historical performance about the Portfolio as of March 31, 2016 is set forth in Annex B.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

The Bank expects to agree to sell to the Dealers, and the Dealers severally and not jointly expect to agree to purchase from the Bank, the principal amount of the covered bonds specified, at the price specified, on the cover page of this prospectus supplement. The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this prospectus supplement. In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the underwriting agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealer	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$[●]
Scotia Capital (USA) Inc.	U.S.$[●]
HSBC Securities (USA) Inc.	U.S.$[●]
J.P. Morgan Securities plc	U.S.$[●]
UBS Securities LLC	U.S.$[●]

The Dealers have advised the Bank that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of [●]% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of [●]% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

•	over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Bank actually sold to the Dealers, creating a Dealer short position;

•	stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

•	Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and

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may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

We will deliver the covered bonds against payment therefor in New York, New York on [●], 2016 which is the [●] scheduled business day after the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. [Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in [●] business days (T + [●]), to specify alternative settlement arrangements to prevent a failed settlement.]

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Bank, the Guarantor, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material.

[[●] will not affect any offers or sales of any covered bonds in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.]

United Kingdom

Each Dealer has represented and agreed and each further Dealer appointed under the Program will be required to represent and agree that:

(a)       in relation to any Covered Bonds which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Covered Bonds other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of such Covered Bonds would otherwise constitute a contravention of Section 19 of the FSMA 2000 by the Bank;

(b)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA 2000) received by it in connection with the issue or sale of any Covered Bonds in circumstances in which Section 21(1) of the FSMA 2000 does not apply to the Guarantor or, in the case of the Bank would not, if it was not an authorized person, apply to the Bank; and

(c)       it has complied and will comply with all applicable provisions of the FSMA 2000 with respect to anything done by it in relation to any Covered Bonds in, from or otherwise involving the United Kingdom.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Covered Bonds which are the subject of the offering contemplated by this preliminary prospectus supplement as completed by the Final Terms Document or Pricing Supplement in relation thereto to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Covered Bonds to the public in that Relevant Member State:

(a)       Authorized institutions: at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)       Fewer than 100 offerees: at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Bank for any such offer; or

(c)       Other Exempt offers: at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Covered Bonds referred to in (a) to (c) above shall require the Bank or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of Covered Bonds to the public” in relation to any Covered Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Covered Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Covered Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression 2010 Amending Directive means Directive 2010/73/EU.

Canada

Covered Bonds may only be offered, sold or distributed by the Dealers on such basis and in such provinces of Canada as, in each case, are agreed with the Issuer and in compliance with any applicable securities laws of Canada or any province, to the extent applicable.

Hong Kong

Each Dealer has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Covered Bonds other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

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(b)       it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Covered Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Covered Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Covered Bonds have not been and will not be registered under the Financial Instruments and Exchange Act (Law No. 25 of 1948, as amended: the FIEA) and each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that it will not offer or sell any Covered Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This preliminary prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, and the Covered Bonds will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the Securities and Futures Act). Accordingly, the Covered Bonds may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this preliminary prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Covered Bonds be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

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Where the Covered Bonds are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)       a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor;

(b)       a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Covered Bonds pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)       to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)       where no consideration is or will be given for the transfer; or

(iii)       where the transfer is by operation of law; or

(iv)       pursuant to Section 276(7) of the Securities and Futures Act or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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RECENT DEVELOPMENTS

Program Increase

On November 25, 2015, the aggregate nominal amount of the Program increased from U.S.$15,000,000,000 to U.S.$25,000,000,000. The maximum aggregate nominal amount of all Covered Bonds from time to time outstanding under the Program will not exceed U.S.$25,000,000,000 (or its equivalent in other currencies calculated as described in the Prospectus), subject to any further increase as described in the Prospectus, though only up to U.S.$15,000,000,000 may be issued as having been registered with the Securities and Exchange Commission.

Exchange Rate Information

The tables below set forth the high and low daily noon exchange rates, the average yearly rate and the rate at period end between Canadian Dollars and U.S. Dollars (in U.S. Dollars per Canadian Dollar) for the two-year period ended October 31, 2015 and the high and low daily noon exchange rates for the three months ended January 31, 2016 and for the period February 1, 2016 through April 18, 2016. On April 18, 2016, the daily noon exchange rate was U.S.$0.7803 = $1.00. Our reference to the “daily noon exchange rate” is the daily noon exchange rate as reported by the Bank of Canada.

Year Ended October 31	High	Low	Average Rate	At Period End
2014	0.9602	0.8858	0.9145	0.8869
2015	0.8900	0.7455	0.7961	0.7644

Three Months Ending	High	Low
January 31, 2016	0.7637	0.6854

Period of	High	Low
February 1, 2016 to April 18, 2016	0.7817	0.7123

Servicing Portfolio Information

As at October 31, 2015, the Bank acted as primary servicer and owned the corresponding servicing rights to loans having an aggregate unpaid balance of approximately $174.3 billion. The following table sets forth the dollar amount of mortgage loans serviced by the Bank for the periods indicated.

The Bank of Nova Scotia Servicing Portfolio

($ in millions)

		For the Year Ended October 31,
		2015	2014
Conventional mortgages	Dollar Amounts of Loans	89,181	80,333
	Percentage Change from Prior Year	11.0%	10.0%
Insured mortgages*	Dollar Amount of Loans	85,118	87,724
	Percentage Change from Prior Year	-3.0%	-3.0%
Total mortgage loans serviced	Dollar Amount of Loans	174,299	168,057
	Percentage Change from Prior Year	3.7%	2.8%

* Includes portfolio insured mortgages

S-13

THE BANK’S CANADIAN RESIDENTIAL MORTGAGE PORTFOLIO

As at October 31, 2015 the Bank’s Canadian residential mortgage loans portfolio totaled $174.3 billion and consisted of approximately 930,566 loans. The Bank’s uninsured residential mortgage loans portfolio (the “conventional mortgage portfolio”) totaled $89.2 billion and consisted of approximately 477,839 loans as at October 31, 2015. For the 12 months ended December 31, 2010, 2011, 2012, 2013, 2014 and 2015, for loans originated in each such year, the conventional mortgage portfolio’s percentage of non-performing loans (more than 90 days past due) was 0.04%, 0.02%, 0.03%, 0.03%, 0.02% and 0.01% and its percentage of delinquent loans (more than 30 days past due) was 0.27%, 0.21%, 0.19%, 0.21%, 0.13% and 0.10% respectively. For a description of the Bank’s loan classifications see Note 3 of the Bank’s consolidated financial statements included in Exhibit 3 of its Form 40-F for the fiscal year ended October 31, 2015.

S-14

THE PORTFOLIO

The statistical and other information contained herein has been compiled by reference to the Loans in the Portfolio securing the covered bonds as of March 31, 2016 (the “cut-off date”). The noon exchange rate of Canadian dollars into U.S. dollars on the cut-off date was CDN$1 = U.S.$0.7710. Columns stating percentage amounts may not add to 100% due to rounding.

The Loans in the Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement. The material aspects of such Eligibility Criteria are described under “Summary of the Principal Documents—Mortgage Sale Agreement—Eligibility Criteria” in the accompanying prospectus. As of the cut-off date, all Loans in the Portfolio complied with the Eligibility Criteria. One significant indicator of borrower credit quality is arrears and losses. The information presented below under “Loss Information” reflects the arrears and losses experience of the Portfolio as at the dates indicated. Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information,” will be reported by the Guarantor on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the Portfolio as of the closing date will differ materially from the characteristics of the Portfolio as of the cut-off date.

The Portfolio was drawn up as at the cut-off date and comprised 133,939 Loans having an aggregate current balance of $22,773,059,859 as at that date. The Bank originated the Loans in the Portfolio between January 2005 and March 2016.

116,650 Loans in the Portfolio (or 86.66% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans. The remaining 17,289 Loans in the Portfolio (or 13.34% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans, as described below.

In the prior three years, there have been no repurchases or replacement of Loans in the Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 12, 2016. The Bank’s Central Index Key is 0000009631.

As of the cut-off date, the Bank's standard five-year variable rate for existing and new borrowers was 3.50% (rate for “open” loans) and 2.90% (rate for “closed” loans) per annum.

Review of the Portfolio

The Bank has performed a review of the Loans in the Portfolio and a review of the disclosure regarding the Loans in this preliminary prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

S-15

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to all of the Loans in the Portfolio contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a sampling of physical loan files. In accordance with CMHC requirements, in January 2014, a third party at the request of the Bank completed a comparison of certain Loan characteristics as required by the CMHC Guide, such as amount financed, current balance, location of the property and property valuation, in a sampling of 652 randomly selected Loan files, to the applicable information in the data files. No material exceptions were found between the Loan files and the data extracted from the Bank’s system. A similar comparison for a sampling of 256 randomly selected Loan files is currently underway by such third party. As of the date of this Prospectus Supplement, the review is in progress and no material exceptions have been found between the Loan files and the data extracted from the Bank’s system.

The Bank has developed procedures for monitoring and managing the Loans in its Portfolio. For example, on a periodic basis, the Bank performs a review of the Loans in its Portfolio to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. As well, additional Eligible Loans may be added to the Portfolio to increase the value of Loans in the Portfolio. Typically, these periodic sales are immaterial to the Portfolio’s overall performance. Any addition to or subtraction of Loans from the Portfolio is reflected in the next monthly Investor Report and incorporated by reference herein.

On March 30, 2016, approximately $2.7 billion of additional Eligible Loans were added to the Portfolio. That addition of new Loans is reflected in the Investor Report for the period ended March 31, 2016. Following the completion of the audit of the Portfolio mentioned above, the next audit of the Portfolio required by the CMHC Guide is scheduled to be performed prior to April 2, 2017. No separate sample of Loan files for the additional Loans added to the Portfolio on March 30, 2016 has been conducted to date.

A third aspect of the review consisted of a review of the Rule 193 Information related to descriptions of the transaction documents in this preliminary prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include audits, quality assurance reviews and portfolio level analyses following origination to assess compliance with the Bank’s underwriting policies. These audits, quality assurance reviews and portfolio level analyses are reviewed by a policy review committee as well as group risk management and other partners on a regular basis.

S-16

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this preliminary prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

S-17

Annex A

Unless otherwise noted, the following tables set forth statistical information with respect to the Loans in the Portfolio as of the cut-off date for the periods indicated:

Overall Portfolio Statistics
Number of Loans in the Portfolio • The Percentage of STEP Loans • The Percentage of Loans Other Than STEP Loans	133,939 80.10% 19.90%
Cut-off Date Balance • The Percentage of STEP Loans • The Percentage of Loans Other Than STEP Loans	$22,773,059,859 72.70% 27.30%
Average Loan Size	$170,026
Number of Primary Borrowers	118,409
Number of Properties	121,356
Weighted Average Current Indexed LTV of Loans in the Portfolio (1)	51.15%
Weighted Average of Original LTV of Loans in the Portfolio (1)	65.72%
Weighted Average of Authorized LTV of Loans in the Portfolio (2)	80.61%
Weighted Average Seasoning of Loans in the Portfolio	29.05 months
Weighted Average Mortgage Rate of Loans in the Portfolio	2.90%
Weighted Average Original Term of Loans in the Portfolio	48.35 months
Weighted Average Remaining Term of Loans in the Portfolio	19.30 months
Weighted Average Remaining Maturity of Outstanding Covered Bonds	45.97 months

(1) With respect to STEP loans, the Current LTV and Original LTV do not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the Portfolio, which in each case are secured by the same property.

(2) With respect to STEP loans, the Authorized LTV includes amounts drawn or available to be drawn in respect of Other STEP products and subsequent STEP Loans, which in each case are or will be secured by the same property.

S-18

Portfolio Delinquency Distribution[1]
Aging Summary	Number of Loans	Percentage	Principal Balance ($)	Percentage
Current and Less Than 30 Days Past Due	133,695	99.82%	22,716,698,712	99.75%
30 to 59 Days Past Due	213	0.16%	48,161,220	0.21%
60 to 89 Days Past Due	31	0.02%	8,199,927	0.04%
90 to 119 Days Past Due	-	0.00%	-	0.00%
120 or More Days Past Due	-	0.00%	-	0.00%
Total	133,939	100.00%	22,773,059,859	100.00%

1 The Bank currently reviews the Loans in its Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Portfolio’s overall performance. Refer to Note 13 of the Bank’s consolidated financial statements included in Exhibit 3 of its Form 40-F for the fiscal year ended October 31, 2015 for details on impaired loans and the Bank’s residential mortgage portfolio.

Portfolio Provincial Distribution
Province	Number of Loans	Percentage	Principal Balance ($)	Percentage
Alberta	15,050	11.24%	3,038,537,927	13.34%
British Columbia	16,403	12.25%	3,727,805,337	16.37%
Manitoba	3,463	2.59%	454,602,097	2.00%
New Brunswick	3,740	2.79%	356,432,520	1.57%
Newfoundland	4,273	3.19%	544,173,890	2.39%
Northwest Territories	41	0.03%	8,061,185	0.04%
Nova Scotia	5,510	4.11%	620,989,813	2.73%
Nunavut	-	0.00%	-	0.00%
Ontario	65,404	48.83%	11,274,043,706	49.51%
Prince Edward Island	836	0.62%	80,621,888	0.35%
Quebec	14,781	11.04%	1,922,479,553	8.44%
Saskatchewan	4,119	3.08%	682,658,541	3.00%
Yukon	319	0.24%	62,653,402	0.28%
Total	133,939	100.00%	22,773,059,859	100.00%

Portfolio Credit Bureau Score Distribution
Credit Bureau Score(1)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Score Unavailable	3,052	2.28%	577,333,162	2.54%
599 and Below	2,745	2.05%	474,451,766	2.08%
600 – 650	4,474	3.34%	847,727,775	3.72%
651 – 700	9,486	7.08%	1,830,892,405	8.04%
701 – 750	18,443	13.77%	3,347,064,309	14.70%
751 – 800	23,489	17.54%	4,210,616,165	18.49%
801 and Above	72,250	53.94%	11,484,974,278	50.43%
Total	133,939	100.00%	22,773,059,859	100.00%

(1) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to periods prior to July 2014.

Portfolio Rate Type Distribution
Rate Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Fixed	116,650	87.09%	19,735,268,176	86.66%
Variable	17,289	12.91%	3,037,791,684	13.34%
Total	133,939	100.00%	22,773,059,859	100.00%

Portfolio Mortgage Asset Type Distribution(1)
Mortgage Asset Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
STEP	107,287	80.10%	16,556,921,249	72,70%
Non-STEP	26,652	19.90%	6,216,138,611	27.30%
Total	133,939	100.00%	22,773,059,859	100.00%

(1) All loans included in the STEP and Non-STEP programs are amortizing.

S-19

Portfolio Occupancy Type Distribution
Occupancy Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Not Owner Occupied	2,777	2.07%	486,183,728	2.13%
Owner Occupied	131,162	97.93%	22,286,876,131	97.87%
Total	133,939	100.00%	22,773,059,859	100.00%

Portfolio Mortgage Rate Distribution
Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
3.4999 and Below	115,515	86.24%	20,092,401,176	88.23%
3.5000 – 3.9999	14,074	10.51%	2,100,077,112	9.22%
4.0000 – 4.4999	3,206	2.39%	440,536,942	1.93%
4.5000 – 4.9999	729	0.54%	93,647,148	0.41%
5.0000 – 5.4999	274	0.20%	28,601,250	0.13%
5.5000 – 5.9999	58	0.04%	6,108,685	0.03%
6.0000 – 6.4999	69	0.05%	10,318,169	0.05%
6.5000 – 6.9999	13	0.01%	1,362,318	0.01%
7.0000 – 7.4999	1	0.00%	97,060	0.00%
7.5000 – 7.9999	-	0.00%	-	0.00%
8.0000 – 8.4999	-	0.00%	-	0.00%
8.5000 and Above	-	0.00%	-	0.00%
Total	133,939	100.00%	22,773,059,859	100.00%

Portfolio Current LTV Distribution(1) (indexed)
Current LTV (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
20.00 and Below	18,784	14.02%	1,120,007,429	4.92%
20.01-25.00	6,900	5.15%	720,435,785	3.16%
25.01-30.00	7,184	5.36%	904,899,638	3.97%
30.01-35.00	7,900	5.90%	1,159,415,508	5.09%
35.01-40.00	8,560	6.39%	1,409,898,911	6.19%
40.01-45.00	9,851	7.35%	1,796,361,758	7.89%
45.01-50.00	11,523	8.60%	2,304,747,694	10.12%
50.01-55.00	13,107	9.79%	2,765,954,758	12.15%
55.01-60.00	14,646	10.93%	3,153,209,196	13.85%
60.01-65.00	13,509	10.09%	2,873,412,163	12.62%
65.01-70.00	10,080	7.53%	2,135,053,904	9.38%
70.01-75.00	7,229	5.40%	1,497,422,856	6.58%
75.01-80.00	4,308	3.22%	865,026,575	3.80%
80.01 and Above	358	0.27%	67,213,686	0.30%
Total	133,939	100.00%	22,773,059,859	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the Portfolio, which in each case are secured by the same property.

Portfolio Remaining Term Distribution
Remaining Term (months)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Less than 12.00	34,771	25.96%	5,524,811,565	24.26%
12.00 – 23.99	72,905	54.43%	12,291,219,082	53.97%
24.00 – 35.99	12,033	8.98%	2,641,476,448	11.60%
36.00 – 41.99	2,405	1.80%	493,011,681	2.16%
42.00 – 47.99	3,412	2.55%	508,458,476	2.23%
48.00 – 53.99	3,658	2.73%	557,880,863	2.45%
54.00 – 59.99	3,492	2.61%	544,491,949	2.39%
60.00 – 65.99	625	0.47%	101,394,133	0.45%
66.00 – 71.99	20	0.01%	3,795,194	0.02%
72.00 and Above	618	0.46%	106,520,470	0.47%
Total	133,939	100.00%	22,773,059,859	100.00%
S-20

Portfolio Remaining Principal Balance Distribution
Remaining Principal Balance ($)	Number of Loans	Percentage	Principal Balance ($)	Percentage
99,999 and Below	48,560	36.26%	2,735,575,970	12.01%
100,000 – 149,999	24,353	18.18%	3,030,370,589	13.31%
150,000 – 199,999	19,793	14.78%	3,437,599,943	15.10%
200,000 – 249,999	14,159	10.57%	3,167,263,831	13.91%
250,000 – 299,999	9,546	7.13%	2,607,400,977	11.45%
300,000 – 349,999	6,069	4.53%	1,960,754,359	8.61%
350,000 – 399,999	3,809	2.84%	1,419,258,704	6.23%
400,000 – 449,999	2,337	1.74%	989,351,139	4.34%
450,000 – 499,999	1,588	1.19%	751,688,046	3.30%
500,000 – 549,999	1,024	0.76%	536,276,133	2.35%
550,000 – 599,999	664	0.50%	381,039,054	1.67%
600,000 – 649,999	489	0.37%	305,054,398	1.34%
650,000 – 699,999	290	0.22%	195,819,822	0.86%
700,000 – 749,999	226	0.17%	163,994,908	0.72%
750,000 – 799,999	175	0.13%	135,349,737	0.59%
800,000 – 849,999	160	0.12%	131,687,748	0.58%
850,000 – 899,999	106	0.08%	92,562,274	0.41%
900,000 – 949,999	82	0.06%	75,544,933	0.33%
950,000 – 999,999	64	0.05%	62,335,387	0.27%
1,000,000 or Greater	445	0.33%	594,131,908	2.61%
Total	133,939	100.00%	22,773,059,859	100.00%

Portfolio Property Type Distribution
Property Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Condo	16,127	12.04%	2,476,370,979	10.87%
Single Family	114,797	85.71%	19,747,898,514	86.72%
Multi Family	2,658	1.98%	495,950,721	2.18%
Other	357	0.27%	52,839,646	0.23%
Total	133,939	100.00%	22,773,059,859	100.00%

S-21

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Alberta	All	111,144,283	70,294,739	88,448,801	122,723,248	132,095,304	175,844,935	237,319,559	275,631,079	411,556,631	569,191,651	428,698,464	222,311,361	167,267,346	26,010,528	3,038,537,927	13.34%
	Current and Less Than 30 Days Past Due	110,958,647	70,166,644	88,448,801	122,723,248	132,095,304	175,345,978	237,158,485	275,292,359	409,885,487	566,831,576	426,622,767	221,275,286	166,957,082	26,010,528	3,029,772,191	99.71%
	30 to 59 Days Past Due	185,636	128,094	-	-	-	498,956	161,073	-	1,101,827	1,856,572	2,075,698	1,036,076	310,265	-	7,354,197	0.24%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	338,720	569,316	503,503	-	-	-	-	1,411,539	0.05%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
British Columbia	All	250,898,619	146,906,435	192,383,281	247,176,065	300,286,063	354,554,949	416,643,673	477,931,504	531,249,488	329,634,355	267,725,034	151,245,821	55,730,030	5,440,020	3,727,805,337	16.37%
	Current and Less Than 30 Days Past Due	250,355,848	146,776,157	191,886,324	246,448,244	300,145,688	353,276,784	414,975,448	475,041,774	529,747,950	327,722,642	267,725,034	151,245,821	55,730,030	5,440,020	3,716,517,764	99.70%
	30 to 59 Days Past Due	542,771	-	496,957	727,822	140,376	1,278,165	1,668,225	2,889,730	1,364,426	1,178,816	-	-	-	-	10,287,286	0.28%
	60 to 89 Days Past Due	-	130,278	-	-	-	-	-	-	137,113	732,896	-	-	-	-	1,000,287	0.03%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Manitoba	All	11,251,640	8,043,815	11,828,078	12,868,388	20,014,765	24,980,873	28,497,476	38,441,298	52,330,075	73,849,123	67,349,416	70,759,008	32,692,252	1,695,890	454,602,097	2.00%
	Current and Less Than 30 Days Past Due	11,251,640	7,967,986	11,828,078	12,868,388	20,014,765	24,980,873	28,497,476	38,441,298	52,330,075	73,849,123	67,349,416	70,368,190	32,692,252	1,695,890	454,135,450	99.90%
	30 to 59 Days Past Due	-	48,871	-	-	-	-	-	-	-	-	-	390,818	-	-	439,688	0.10%
	60 to 89 Days Past Due	-	26,958	-	-	-	-	-	-	-	-	-	-	-	-	26,958	0.01%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
S-22

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
New Brunswick	All	10,422,515	8,356,960	9,578,360	12,841,749	15,502,486	21,381,444	24,729,274	38,486,358	60,041,917	80,522,249	38,149,873	25,770,454	10,648,882	-	356,432,520	1.57%
	Current and Less Than 30 Days Past Due	10,422,515	8,356,960	9,578,360	12,841,749	15,425,230	21,381,444	24,658,172	38,215,051	60,041,917	80,178,900	38,048,542	25,743,361	10,648,882	-	355,541,083	99.75%
	30 to 59 Days Past Due	-	-	-	-	77,256	-	71,102	227,283	-	274,177	101,331	-	-	-	751,150	0.21%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	44,024	-	69,171	-	27,093	-	-	140,288	0.04%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Newfoundland	All	12,688,061	10,176,403	10,823,690	14,284,343	23,385,605	31,494,133	41,920,606	53,570,057	70,376,814	110,996,906	67,108,901	65,294,018	31,745,549	308,805	544,173,890	2.39%
	Current and Less Than 30 Days Past Due	12,678,511	10,176,403	10,823,690	14,284,343	23,385,605	31,494,133	41,851,217	53,429,686	70,376,814	110,108,381	66,922,126	65,010,946	31,745,549	308,805	542,596,209	99.71%
	30 to 59 Days Past Due	9,550	-	-	-	-	-	69,389	140,371	-	888,525	186,775	283,071	-	-	1,577,681	0.29%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Northwest Territories	All	610,542	125,321	722,663	-	519,404	562,497	946,075	-	302,626	1,902,983	1,285,107	757,623	326,344	-	8,061,185	0.04%
	Current and Less Than 30 Days Past Due	610,542	125,321	722,663	-	519,404	562,497	946,075	-	302,626	1,902,983	1,285,107	757,623	326,344	-	8,061,185	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%

S-23

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Nova Scotia	All	23,401,721	13,083,204	18,381,696	24,133,631	32,713,695	38,782,850	55,557,422	67,236,927	92,590,526	124,819,502	61,172,876	47,203,108	21,617,730	294,926	620,989,813	2.73%
	Current and Less Than 30 Days Past Due	23,401,721	13,041,193	18,381,696	24,133,631	32,713,695	38,782,850	55,557,422	66,967,437	92,590,526	124,417,166	60,414,299	47,062,386	21,617,730	294,926	619,376,677	99.74%
	30 to 59 Days Past Due	-	42,011	-	-	-	-	-	269,490	-	402,336	758,578	140,722	-	-	1,613,137	0.26%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Nunavut	All	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	Current and Less Than 30 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Ontario	All	598,963,740	392,500,416	481,678,999	612,516,691	753,039,649	991,000,838	1,306,063,253	1,576,265,068	1,622,738,120	1,151,510,750	800,840,544	612,199,892	358,181,921	16,543,826	11,274,043,706	49.51%
	Current and Less Than 30 Days Past Due	598,178,352	391,857,617	481,308,380	611,540,317	752,951,844	988,885,814	1,302,933,455	1,572,185,316	1,617,253,127	1,149,702,235	799,049,976	610,032,007	357,355,747	16,543,826	11,249,778,013	99.78%
	30 to 59 Days Past Due	785,388	642,799	370,618	495,064	87,805	2,115,024	2,485,675	3,309,957	3,403,964	1,499,363	1,254,397	2,167,885	826,174	-	19,444,113	0.17%
	60 to 89 Days Past Due	-	-	-	481,309	-	-	644,124	769,795	2,081,029	309,151	536,172	-	-	-	4,821,580	0.04%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%

S-24

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Prince Edward Island	All	2,990,690	2,338,530	3,167,570	2,812,325	3,412,533	4,027,801	5,769,238	8,386,422	12,219,188	18,146,665	8,114,032	7,447,246	1,789,649	-	80,621,888	0.35%
	Current and Less Than 30 Days Past Due	2,990,690	2,338,530	3,167,570	2,812,325	3,412,533	4,027,801	5,655,746	8,311,077	12,219,188	18,146,665	8,114,032	7,447,246	1,789,649	-	80,433,050	99.77%
	30 to 59 Days Past Due	-	-	-	-	-	-	113,492	75,346	-	-	-	-	-	-	188,838	0.23%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Quebec	All	76,948,147	52,727,629	66,977,298	83,647,184	97,213,195	110,006,641	132,487,748	156,174,972	189,849,731	244,307,211	288,241,678	244,761,562	162,722,875	16,413,683	1,922,479,553	8.44%
	Current and Less Than 30 Days Past Due	76,886,182	52,727,629	66,875,976	83,561,859	97,112,026	109,939,336	132,283,824	155,304,587	189,637,103	243,786,590	287,919,503	242,585,445	161,911,479	16,413,683	1,916,945,222	99.71%
	30 to 59 Days Past Due	61,965	-	101,322	-	101,168	67,305	203,924	870,385	212,628	358,464	-	1,946,499	811,396	-	4,735,054	0.25%
	60 to 89 Days Past Due	-	-	-	85,326	-	-	-	-	-	162,157	322,175	229,618	-	-	799,276	0.04%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Saskatchewan	All	19,023,520	14,104,376	20,237,382	24,095,544	27,911,165	40,022,655	50,658,386	66,999,438	99,721,927	155,881,180	99,596,038	43,803,586	20,097,336	506,008	682,658,541	3.00%
	Current and Less Than 30 Days Past Due	19,023,520	14,104,376	20,237,382	24,095,544	27,911,165	39,839,770	50,483,883	66,999,438	99,721,927	154,691,587	99,596,038	43,803,586	20,097,336	506,008	681,111,561	99.77%
	30 to 59 Days Past Due	-	-	-	-	-	182,885	174,503	-	-	1,189,593	-	-	-	-	1,546,981	0.23%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%

S-25

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Yukon	All	1,663,952	1,777,959	671,822	2,316,340	3,805,046	3,702,143	4,154,984	6,831,635	10,232,152	12,649,589	6,771,941	5,869,179	2,206,661	-	62,653,402	0.28%
	Current and Less Than 30 Days Past Due	1,663,952	1,777,959	671,822	2,316,340	3,805,046	3,702,143	3,931,888	6,831,635	10,232,152	12,649,589	6,771,941	5,869,179	2,206,661	-	62,430,307	99.64%
	30 to 59 Days Past Due	-	-	-	-	-	-	223,096	-	-	-	-	-	-	-	223,096	0.36%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Total	All	1,120,007,429	720,435,785	904,899,638	1,159,415,508	1,409,898,911	1,796,361,758	2,304,747,694	2,765,954,758	3,153,209,196	2,873,412,163	2,135,053,904	1,497,422,856	865,026,575	67,213,686	22,773,059,859	100.00%
	Current and Less Than 30 Days Past Due	1,118,422,119	719,416,774	903,930,741	1,157,625,987	1,409,492,305	1,792,219,422	2,298,933,092	2,757,019,658	3,144,338,893	2,863,987,438	2,129,818,779	1,491,201,075	863,078,741	67,213,686	22,716,698,712	99.75%
	30 to 59 Days Past Due	1,585,310	861,775	968,896	1,222,886	406,605	4,142,336	5,170,478	7,782,561	6,082,846	7,647,846	4,376,778	5,965,070	1,947,834	-	48,161,220	0.21%
	60 to 89 Days Past Due	-	157,236	-	566,635	-	-	644,124	1,152,538	2,787,458	1,776,879	858,347	256,711	-	-	8,199,927	0.04%
	90 to 119 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	120 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%

(1) The Bank currently reviews the Loans in its Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Portfolio’s overall performance. Refer to Note 13 of the Bank’s consolidated financial statements included in Exhibit 3 of its Form 40-F for the fiscal year ended October 31, 2015 for details on impaired loans and the Bank’s residential mortgage portfolio.

(2) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the Portfolio, which in each case are secured by the same property.

(3) Percentage Total for “All” loans is calculated as a percentage of the total loans in the Portfolio while the Percentage Total for each other delinquency measure is calculated as a percentage of loans within the associated province.

S-26

Portfolio Current LTV Distribution (indexed) by Credit Bureau Score
Credit Bureau Score(2)	Principal Balance ($) by Current LTV (%) (1)														Total	Percentage Total
	20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.01	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Score Unavailable	23,455,975	16,158,944	23,444,957	32,537,423	42,951,371	46,574,978	57,974,737	73,829,904	77,662,357	67,559,620	60,053,866	37,085,818	16,414,862	1,628,350	577,333,162	2.54%
599 and Below	6,285,018	7,014,394	10,982,536	10,328,985	15,668,065	30,996,321	45,123,142	59,669,146	86,146,363	83,283,059	65,198,977	39,702,612	13,573,068	480,078	474,451,766	2.08%
600 – 650	12,925,295	9,637,621	16,007,863	19,738,270	30,838,097	50,983,317	69,676,977	121,805,020	149,296,569	148,020,286	110,982,299	72,023,667	33,100,679	2,691,815	847,727,775	3.72%
651 – 700	32,731,485	25,251,348	39,859,790	63,141,519	79,178,623	112,498,667	194,355,673	236,770,291	310,889,083	297,489,710	214,487,386	152,258,797	69,071,047	2,908,984	1,830,892,405	8.04%
701 – 750	97,582,891	78,179,735	99,941,634	135,832,950	165,376,996	233,163,019	318,141,524	426,377,693	514,086,536	468,408,971	352,626,186	267,242,437	176,856,377	13,247,359	3,347,064,309	14.70%
751 – 800	155,653,838	103,749,154	150,145,968	183,533,596	250,212,447	321,732,497	430,953,518	530,282,571	597,141,538	557,009,577	437,822,127	297,519,484	181,877,707	12,982,142	4,210,616,165	18.49%
801 and Above	791,372,926	480,444,589	564,516,891	714,302,764	825,673,311	1,000,412,959	1,188,522,122	1,317,220,132	1,417,986,749	1,251,640,940	893,883,063	631,590,041	374,132,835	33,274,957	11,484,974,278	50.43%
Total	1,120,007,429	720,435,785	904,899,638	1,159,415,508	1,409,898,911	1,796,361,758	2,304,747,694	2,765,954,758	3,153,209,196	2,873,412,163	2,135,053,904	1,497,422,856	865,026,575	67,213,686	22,773,059,859	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the Portfolio, which in each case are secured by the same property.

(2) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to periods prior to July 2014.

S-27

Overall Portfolio Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. Therefore, in the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.” The Bank currently reviews the Loans in its Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such Loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Portfolio’s overall performance. Refer to Note 13 of the Bank’s consolidated financial statements included in Exhibit 3 of its Form 40-F for the fiscal year ended October 31, 2015 for details on impaired loans and the Bank’s residential mortgage portfolio. The Bank’s methodology for calculating the information below changed in March 2016 to show the performance of the Loans that were part of the Portfolio as at the given dates. Prior to March 2016, the information was based on the performance of the Loans currently in the Portfolio as of the Cut-off Date as at the given dates. Therefore information in the following tables is not comparable to those disclosed in relation to prior issuances. Because the Portfolio was not established until July 30, 2013, no information on the performance of the Portfolio prior to the 2013 fiscal year is presented.

Portfolio Performance – Overall
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	11,617,967,366	99.86%	10,108,958,091	99.81%	21,617,481,358	99.84%	22,716,698,712	99.75%
1-2 Months	≥30 and <60 Days	11,669,186	0.10%	13,539,685	0.13%	28,021,957	0.13%	48,161,220	0.21%
2-3 Months	≥60 and <90 Days	2,686,335	0.02%	2,336,592	0.02%	6,617,569	0.03%	8,199,927	0.04%
3-4 Months	≥90 and <120 Days	2,015,768	0.02%	2,193,353	0.02%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	708,352	0.01%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	295,056	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		11,634,338,655	100.00%	10,128,031,128	100.00%	21,652,120,883	100.00%	22,773,059,859	100.00%

Delinquency Status – Number of Loans in Arrears
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	66,541	99.89%	61,460	99.86%	121,395	99.88%	133,695	99.82%
1-2 Months	≥30 and <60 Days	52	0.08%	55	0.09%	121	0.10%	213	0.16%
2-3 Months	≥60 and <90 Days	14	0.02%	11	0.02%	28	0.02%	31	0.02%
3-4 Months	≥90 and <120 Days	9	0.01%	13	0.02%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	6	0.01%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	1	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		66,616	100.00%	61,546	100.00%	121,544	100.00%	133,939	100.00%

Loss Information
As at Date	31-Oct-13[1]		30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending October 31, 2013 began on the First Transfer Date.
S-28

Annex B

HISTORICAL PORTFOLIO DATA

The Portfolio was not established until July 30, 2013. Historical pool information regarding the performance of the Loans in the Portfolio is contained in this Annex. Because the Portfolio was not established until July 30, 2013, there is no information on the performance of the Portfolio prior to the 2013 fiscal year. Columns stating percentage amounts may not add to 100% due to rounding.

The following vintage tables present historical pool information about the Loans in the Portfolio in respect of arrears and cumulative losses as at the dates specified in respect of Loans originated in specific years. “Vintage 2009,” for example, indicates all Loans in the Portfolio at the specified “as at” date originated in the calendar year 2009, including Loans refinanced solely with respect to rate or term in subsequent years. All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada. All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan. There are no material differences between the lending and origination criteria used to originate the Loans and the Bank’s lending and origination criteria described in the accompanying prospectus. Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination. The Seller is obliged to repurchase Loans that are in breach of these representations and warranties. See “Summary of the Principal Documents—Mortgage Sale Agreement—Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds. The single pool of Loans held by the Guarantor supports an ongoing issuance of covered bonds by the Bank. As Loans repay or prepay, reducing the size of the Portfolio, the Seller is required to add Loans to the Portfolio in order to maintain compliance with the Asset Coverage Test. See “Summary of the Principal Documents—Guarantor Agreement—Asset Coverage Test” in the accompanying prospectus. Any new Loans may only be assigned to the Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. Therefore, in the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.” The tables show that, as at any of the specific dates indicated, at no point was the percentage of delinquent Loans in the Portfolio greater than 0.40%, and as at March 31, 2016 there have been no losses in the Portfolio since the First Transfer Date. The Bank currently reviews the Loans in its Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Portfolio’s overall performance. Refer to Note 13 of the Bank’s consolidated financial statements included in Exhibit 3 of its Form 40-F for the fiscal year ended October 31, 2015 for details on impaired loans and the Bank’s residential mortgage portfolio.

The Bank’s methodology for calculating the information below changed in March 2016 to show the performance of the Loans that were part of the Portfolio as at the given dates. Prior to March 2016, the information was based on the performance of the Loans currently in the Portfolio as of the Cut-off Date as at the given dates. Therefore information in the following tables is not comparable to those disclosed in relation to prior issuances. Because the Portfolio was not established until July 30, 2013, no information on the performance of the Portfolio prior to the 2013 fiscal year is presented.

S-29

Pre-2009 Vintage

Portfolio Performance – Pre-2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	5,898,785	100.00%	4,076,128	100.00%	2,949,560	100.00%	2,026,401	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		5,898,785	100.00%	4,076,128	100.00%	2,949,560	100.00%	2,026,401	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	83	100.00%	68	100.00%	37	100.00%	22	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		83	100.00%	68	100.00%	37	100.00%	22	100.00%

Loss Information
As at Date	31-Oct-13[1]		30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending October 31, 2013 began on the First Transfer Date.

S-30

2009 Vintage

Portfolio Performance – 2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	101,497,935	99.61%	54,274,462	99.93%	21,329,710	100.00%	18,390,919	100.00%
1-2 Months	≥30 and <60 Days	393,328	0.39%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	35,688	0.07%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		101,896,262	100.00%	54,310,150	100.00%	21,329,710	100.00%	18,390,919	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	857	99.88%	484	99.79%	197	100.00%	177	100.00%
1-2 Months	≥30 and <60 Days	1	0.12%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	1	0.21%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		858	100.00%	485	100.00%	197	100.00%	177	100.00%

Loss Information
As at Date	31-Oct-13[1]		30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending October 31, 2013 began on the First Transfer Date.

S-31

2010 Vintage

Portfolio Performance – 2010 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	1,203,877,190	99.85%	902,602,473	99.60%	90,367,369	99.92%	2,984,413	100.00%
1-2 Months	≥30 and <60 Days	1,224,158	0.10%	2,282,177	0.25%	73,838	0.08%	-	0.00%
2-3 Months	≥60 and <90 Days	423,768	0.04%	373,608	0.04%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	119,592	0.01%	662,235	0.07%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	269,466	0.03%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		1,205,644,708	100.00%	906,189,959	100.00%	90,441,207	100.00%	2,984,413	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	9,155	99.84%	7,020	99.69%	689	99.86%	29	100.00%
1-2 Months	≥30 and <60 Days	10	0.11%	14	0.20%	1	0.14%	-	0.00%
2-3 Months	≥60 and <90 Days	3	0.03%	3	0.04%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	2	0.02%	3	0.04%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	2	0.03%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		9,170	100.00%	7,042	100.00%	690	100.00%	29	100.00%

Loss Information
As at Date	31-Oct-13[1]		30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending October 31, 2013 began on the First Transfer Date.

S-32

2011 Vintage

Portfolio Performance – 2011 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	2,955,138,458	99.81%	2,497,232,337	99.84%	2,242,179,965	99.88%	1,902,396,068	99.84%
1-2 Months	≥30 and <60 Days	5,330,257	0.18%	3,509,140	0.14%	2,214,737	0.10%	2,986,439	0.16%
2-3 Months	≥60 and <90 Days	216,451	0.01%	318,316	0.01%	519,752	0.02%	85,326	0.00%
3-4 Months	≥90 and <120 Days	58,495	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	289,150	0.01%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		2,960,743,661	100.00%	2,501,348,944	100.00%	2,244,914,455	100.00%	1,905,467,833	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	17,093	99.87%	15,186	99.90%	13,876	99.89%	11,504	99.87%
1-2 Months	≥30 and <60 Days	19	0.11%	10	0.07%	12	0.09%	14	0.12%
2-3 Months	≥60 and <90 Days	2	0.01%	2	0.01%	3	0.02%	1	0.01%
3-4 Months	≥90 and <120 Days	1	0.01%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	3	0.02%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		17,115	100.00%	15,201	100.00%	13,891	100.00%	11,519	100.00%

Loss Information
As at Date	31-Oct-13[1]		30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending October 31, 2013 began on the First Transfer Date.

S-33

2012 Vintage

Portfolio Performance – 2012 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	7,252,696,268	99.88%	6,090,678,879	99.82%	7,867,782,817	99.80%	6,981,285,822	99.60%
1-2 Months	≥30 and <60 Days	4,716,444	0.06%	7,599,527	0.12%	13,290,831	0.17%	22,286,603	0.32%
2-3 Months	≥60 and <90 Days	2,046,116	0.03%	1,644,667	0.03%	2,580,432	0.03%	5,687,124	0.08%
3-4 Months	≥90 and <120 Days	1,837,681	0.03%	1,468,259	0.02%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	149,736	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	295,056	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		7,261,296,509	100.00%	6,101,836,124	100.00%	7,883,654,081	100.00%	7,009,259,549	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	38,905	99.90%	34,068	99.87%	41,143	99.83%	36,776	99.70%
1-2 Months	≥30 and <60 Days	22	0.06%	30	0.09%	59	0.14%	94	0.25%
2-3 Months	≥60 and <90 Days	9	0.02%	6	0.02%	10	0.02%	18	0.05%
3-4 Months	≥90 and <120 Days	6	0.02%	8	0.02%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	1	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	1	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		38,942	100.00%	34,114	100.00%	41,212	100.00%	36,888	100.00%

Loss Information
As at Date	31-Oct-13[1]		30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending October 31, 2013 began on the First Transfer Date.

S-34

2013 Vintage

Portfolio Performance – 2013 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	98,858,730	100.00%	154,326,304	99.90%	4,571,564,386	99.80%	4,551,039,479	99.65%
1-2 Months	≥30 and <60 Days	-	0.00%	148,841	0.10%	7,783,963	0.17%	13,805,315	0.30%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	1,346,572	0.03%	2,065,830	0.05%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		98,858,730	100.00%	154,475,145	100.00%	4,580,694,922	100.00%	4,566,910,624	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Oct-13		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	448	100.00%	1,291	99.92%	23,785	99.87%	25,061	99.76%
1-2 Months	≥30 and <60 Days	-	0.00%	1	0.08%	27	0.11%	53	0.21%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	5	0.02%	8	0.03%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		448	100.00%	1,292	100.00%	23,817	100.00%	25,122	100.00%

Loss Information
As at Date	31-Oct-13[1]		30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending October 31, 2013 began on the First Transfer Date.

S-35

2014 Vintage

Portfolio Performance – 2014 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		30 Oct-14		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	405,767,509	99.99%	2,999,967,728	99.87%	3,203,552,456	99.82%
1-2 Months	≥30 and <60 Days	-	0.00%	2,770,934	0.09%	5,302,476	0.17%
2-3 Months	≥60 and <90 Days	-	0.00%	1,130,437	0.04%	334,554	0.01%
3-4 Months	≥90 and <120 Days	27,171	0.01%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%
Total		405,794,680	100.00%	3,003,869,098	100.00%	3,209,189,486	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		30 Oct-14		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	3,343	99.97%	17,645	99.91%	19,611	99.84%
1-2 Months	≥30 and <60 Days	-	0.00%	11	0.06%	28	0.14%
2-3 Months	≥60 and <90 Days	-	0.00%	5	0.03%	3	0.02%
3-4 Months	≥90 and <120 Days	1	0.03%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%
Total		3,344	100.00%	17,661	100.00%	19,642	100.00%

Loss Information
As at Date	30 Oct-14		29-Oct-15		31-Mar-16
		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%

S-36

2015 Vintage

Portfolio Performance – 2015 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		29-Oct-15		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	3,821,339,823	99.92%	5,363,045,299	99.93%
1-2 Months	≥30 and <60 Days	1,887,653	0.05%	3,747,489	0.07%
2-3 Months	≥60 and <90 Days	1,040,376	0.03%	27,093	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%
Total		3,824,267,851	100.00%	5,366,819,881	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		29-Oct-15		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	24,023	99.93%	35,739	99.93%
1-2 Months	≥30 and <60 Days	11	0.05%	23	0.06%
2-3 Months	≥60 and <90 Days	5	0.02%	1	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%
Total		24,039	100.00%	35,763	100.00%

Loss Information
As at Date	29-Oct-15		31-Mar-16
		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%

S-37

2016 Vintage

Portfolio Performance – 2016 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Mar-16
Current Balance of Loans Outstanding
	No. Days Past Due	$	%
Current	<30 Days	691,977,855	100.00%
1-2 Months	≥30 and <60 Days	32,898	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%
18 Months and more	≥540 Days	-	0.00%
Total		692,010,753	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Mar-16
Total Number of Loans Outstanding
	No. Days Past Due	#	%
Current	<30 Days	4,776	99.98%
1-2 Months	≥30 and <60 Days	1	0.02%
2-3 Months	≥60 and <90 Days	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%
18 Months and more	≥540 Days	-	0.00%
Total		4,777	100.00%

Loss Information
As at Date	31-Mar-16
		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%
Cumulative net loss amount ($)	–	0.00%

S-38

U.S.$[●] [●]% Covered Bonds Due [●], 20[●]

unconditionally and irrevocably guaranteed as to payments by

Scotiabank Covered Bond Guarantor Limited Partnership

The Bank of Nova Scotia

Covered Bonds

PROSPECTUS SUPPLEMENT

Program Arrangers
Barclays	Scotiabank
Joint Lead Managers
BofA Merrill Lynch	Scotiabank	HSBC	J.P.Morgan	UBS Investment Bank

Co-Managers
[●]	[●]	[●]	[●]

[●], 2016